FNF Reports Fourth Quarter 2020 Diluted EPS from Continuing Operations of $2.74 and Adjusted Diluted EPS from Continuing Operations of $2.01, Pre-Tax Title Margin of 29.4% and Adjusted Pre-Tax Title Margin of 22.7%
Jacksonville, Fla. - (February 24, 2021) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries, today reported operating results for the period ended December 31, 2020.

•Total revenue of approximately $3.8 billion in the fourth quarter versus $2.4 billion in the fourth quarter of 2019
•Fourth quarter net earnings from continuing operations of $803 million and adjusted net earnings from continuing operations of $588 million versus net earnings of $340 million and adjusted net earnings of $263 million for the fourth quarter of 2019
•Fourth quarter diluted EPS from continuing operations of $2.74 and adjusted diluted EPS from continuing operations of $2.01 versus diluted EPS of $1.22 and adjusted diluted EPS of $0.95 in the fourth quarter of 2019
•Recognized gains were $573 million in the fourth quarter versus recognized gains of $131 million in the fourth quarter of 2019 primarily due to mark to market accounting treatment of equity and preferred stock securities whether the securities were disposed of in the quarter or continue to be held in our investment portfolio

Title
•Total revenue of approximately $3.0 billion versus approximately $2.3 billion in total revenue in the fourth quarter of 2019
•Total revenue, excluding recognized gains and losses, of approximately $2.8 billion versus approximately $2.2 billion in the fourth quarter of 2019, an increase of 26.6%
•Pre-tax earnings of $896 million and adjusted pre-tax earnings of $624 million versus pre-tax earnings of $468 million and adjusted pre-tax earnings of $355 million in the fourth quarter of 2019
•Pre-tax title margin of 29.4% and adjusted pre-tax title margin of 22.7% versus pre-tax title margin of 20.3% and adjusted pre-tax title margin of 16.3% in the fourth quarter of 2019
•Fourth quarter refinance orders opened increased 90% on a daily basis and refinance orders closed increased 86% on a daily basis versus the fourth quarter of 2019; purchase orders opened increased 14% on a daily basis and purchase orders closed increased 18% on a daily basis versus the fourth quarter of 2019
•Total commercial revenue of $322 million, a 0.3% increase versus total commercial revenue in the fourth quarter of 2019, driven by a 1% increase in closed orders; fourth quarter total commercial orders opened increased 3% compared to the prior year
•Overall fourth quarter average fee per file of $2,116, an 11% decrease versus the fourth quarter of 2019

Title Orders

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2020	259,000	40%	210,000	39%
November 2020	227,000	38%	190,000	37%
December 2020	242,000	35%	217,000	38%

Fourth Quarter 2020	728,000	38%	617,000	38%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2019	195,000	50%	153,000	48%
November 2019	157,000	49%	127,000	49%
December 2019	140,000	51%	137,000	50%

Fourth Quarter 2019	492,000	50%	417,000	49%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

F&G, a leading provider of annuities and life insurance, reported operating results for the fourth quarter of 2020. As a result of acquisition accounting (purchase accounting or PGAAP), financial results for periods after June 1, 2020 are generally not comparable to the results of prior periods. Certain metrics, such as sales and policyholder account values, are not affected by PGAAP and are comparable to prior period data.
•Total Retail Annuity Sales of $1,309 million in the fourth quarter, an increase of 42 percent to the prior year, and an increase of 23 percent from the sequential quarter
•Fixed Indexed Annuities (FIA) Sales of $947 million in the fourth quarter, an increase of 19 percent to the prior year, and an increase of 16 percent from the sequential quarter
•Average Assets Under Management (AAUM) of $27.9 billion for the fourth quarter, up from $27.0 billion in the sequential period driven by net new business asset flows
•Net Investment Spread: FIA spread for the fourth quarter of 302 basis points; Total Spread, including all product lines, for the fourth quarter of 255 basis points
•Net Earnings Attributable to Common Shareholders of $137 million for the fourth quarter, including a $2 million loss from discontinued operations and $11 million net favorable mark-to-market and other items which are excluded from Adjusted Net Earnings
•Adjusted Net Earnings From Continuing Operations Attributable to Common Shareholders of $128 million for the quarter, including $68 million of net favorable notable items

William P. Foley, II, Chairman, commented, “I am very proud of our team as they navigated a challenging environment and delivered record results for both the fourth quarter and full-year 2020 in our Title business. We generated adjusted pre-tax title earnings of $624 million and an adjusted pre-tax title margin of 22.7% as refinance and purchase orders opened remained strong through the fourth quarter of 2020. We continued to see a rebound in commercial real estate activity as total commercial orders opened increased 3% in the quarter as compared to the year ago fourth quarter.

We also made significant headway on our technology investments in our Title business having recently announced both the inHere Experience Platform and, subsequently, Close inHere. The inHere platform transforms the overall experience of buying, selling, and refinancing a home by helping to enhance the safety and simplicity needed to start, track, notarize, and close the transaction. While we continue to drive innovation in the Title industry, we believe our significant national footprint will prove to be a real plus as further adoption of our client facing and title automation technology expands our competitive advantage.

Turning to F&G, the Company continues to execute on its growth strategy and generated retail sales growth of over 40% in the fourth quarter. The credit rating upgrade that F&G has enjoyed as a result of the acquisition by FNF has opened additional large market opportunities. F&G is gaining momentum in the newly entered bank and broker dealer channel, generating $500 million of channel sales since their launch on July 1st. Expansion into institutional products, including the pension risk transfer market, will also be an area of strategic focus for F&G in 2021. We expect F&G's next phase of growth to benefit from leveraging FNF's expertise in capital allocation, value creation and strategic oversight."

Mr. Foley concluded, "Finally, we will remain focused on maintaining a balanced capital allocation strategy centered on returning capital to shareholders while investing in the business to drive growth. In the fourth quarter, our Board approved a 9.0% increase in our quarterly cash dividend to $0.36 per share and announced a plan targeting $500 million of share repurchases, based on market conditions over the course of the following twelve months. During the quarter we repurchased 3.8 million shares at an average purchase price of $36.77 per share."

Conference Call
We will host a call with investors and analysts to discuss fourth quarter 2020 FNF results on Thursday, February25, 2021, beginning at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on February 25, 2021, through March 4, 2021, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13715589. An expanded quarterly financial supplement providing segment results is available on the FNF Investor Relations website.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of annuity and life insurance products and is headquartered in Des Moines, Iowa. For more information, please visit www.fglife.bm.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, FNF has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings, adjusted earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), F&G adjusted earnings, F&G adjusted earnings attributable to common shareholders, F&G adjusted operating return on common shareholders’ equity excluding AOCI, F&G net investment spread, F&G average assets under management and F&G sales.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability of FNF to successfully integrate F&G's operations and employees; the potential impact of the announcement or consummation of the proposed F&G transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission ("SEC").
FNF-E
SOURCE: Fidelity National Financial, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2020
Direct title premiums	$845	$845	$—	$—
Agency title premiums	1,102	1,102	—	—
Escrow, title related and other fees	891	775	58	58
Total title and escrow	2,838	2,722	58	58

Interest and investment income	359	31	327	1
Recognized gains and losses, net	573	290	282	1
Total revenue	3,770	3,043	667	60

Personnel costs	863	786	33	44
Agent commissions	842	842	—	—
Other operating expenses	453	396	30	27
Benefits & other policy reserve changes	460	—	460	—
Depreciation and amortization	107	36	64	7
Claim loss expense	87	87	—	—
Interest expense	28	—	8	20
Total expenses	2,840	2,147	595	98

Pre-tax earnings (loss) from continuing operations	$930	$896	$72	$(38)

Income tax expense (benefit)	128	192	(67)	3
Earnings (loss) from equity investments	6	6	—	—
Loss from discontinued operations, net of tax	(2)	—	(2)	—
Non-controlling interests	5	5	—	—

Net earnings (loss) attributable to common shareholders	$801	$705	$137	$(41)

EPS from continuing operations attributable to common shareholders - basic	$2.75
EPS from discontinued operations attributable to common shareholders - basic	(0.01)
EPS attributable to common shareholders - basic	$2.74

EPS from continuing operations attributable to common shareholders - diluted	$2.74
EPS from discontinued operations attributable to common shareholders - diluted	(0.01)
EPS attributable to common shareholders - diluted	$2.73

Weighted average shares - basic	292
Weighted average shares - diluted	293

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2020
Net earnings (loss) attributable to common shareholders	$801	$705	$137	$(41)

Loss from discontinued operations, net of tax	(2)	—	(2)	—

Net earnings (loss) from continuing operations attributable to common shareholders	$803	$705	$139	$(41)

Pre-tax earnings (loss) from continuing operations	$930	$896	$72	$(38)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(367)	(290)	(76)	(1)
Indexed product related derivatives	54	—	54	—
Purchase price amortization	29	18	7	4
Transaction costs	5	—	4	1

Adjusted pre-tax earnings (loss)	$651	$624	$61	$(34)

Total non-GAAP, pre-tax adjustments	$(279)	$(272)	$(11)	$4
Income taxes on non-GAAP adjustments	64	65	—	(1)
Total non-GAAP adjustments	$(215)	$(207)	$(11)	$3

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$588	$498	$128	$(38)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$2.01

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
December 31, 2019
Direct title premiums	$656	$656	$—
Agency title premiums	828	828	—
Escrow, title related and other fees	692	642	50
Total title and escrow	2,176	2,126	50

Interest and investment income	55	49	6
Recognized gains and losses, net	131	135	(4)
Total revenue	2,362	2,310	52

Personnel costs	717	681	36
Agent commissions	628	628	—
Other operating expenses	455	428	27
Depreciation and amortization	46	39	7
Claim loss expense	66	66	—
Interest expense	11	—	11
Total expenses	1,923	1,842	81

Pre-tax earnings (loss)	$439	$468	$(29)

Income tax expense (benefit)	98	103	(5)
Earnings from equity investments	3	2	1
Non-controlling interests	4	5	(1)

Net earnings (loss) attributable to common shareholders	$340	$362	$(22)

EPS attributable to common shareholders - basic	$1.24
EPS attributable to common shareholders - diluted	$1.22

Weighted average shares - basic	274
Weighted average shares - diluted	278

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
December 31, 2019
Net earnings (loss) attributable to common shareholders	$340	$362	$(22)

Pre-tax earnings (loss)	$439	$468	$(29)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(131)	(135)	4
Purchase price amortization	27	22	5
Transaction costs	—	—	—
Severance costs	6	0	6

Adjusted pre-tax earnings (loss)	$341	$355	$(14)

Total non-GAAP, pre-tax adjustments	$(104)	$(113)	$9
Income taxes on non-GAAP adjustments	24	28	(4)
Non-controlling interest on non-GAAP adjustments	(3)	(3)	—
Total non-GAAP adjustments	$(83)	$(88)	$5

Adjusted net earnings attributable to common shareholders	$263	$274	$(11)

Adjusted EPS attributable to common shareholders - diluted	$0.95

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Twelve Months Ended
December 31, 2020
Direct title premiums	$2,699	$2,699	$—	$—
Agency title premiums	3,599	3,599	—	—
Escrow, title related and other fees	3,092	2,782	138	172
Total title and escrow	9,390	9,080	138	172

Interest and investment income	900	151	743	6
Recognized gains and losses, net	488	143	352	(7)
Total revenue	10,778	9,374	1,233	171

Personnel costs	2,951	2,778	65	108
Agent commissions	2,749	2,749	—	—
Other operating expenses	1,759	1,536	75	148
Benefits & other policy reserve changes	866	—	866	—
Depreciation and amortization	296	149	123	24
Claim loss expense	283	283	—	—
Interest expense	90	1	18	71
Total expenses	8,994	7,496	1,147	351

Pre-tax earnings (loss) from continuing operations	$1,784	$1,878	$86	$(180)

Income tax expense (benefit)	322	432	(75)	(35)
Earnings (loss) from equity investments	15	14	—	1
Loss from discontinued operations, net of tax	(25)	—	(25)	—
Non-controlling interests	25	25	—	—

Net earnings (loss) attributable to common shareholders	$1,427	$1,435	$136	$(144)

EPS from continuing operations attributable to common shareholders - basic	$5.11
EPS from discontinued operations attributable to common shareholders - basic	(0.09)
EPS attributable to common shareholders - basic	$5.02

EPS from continuing operations attributable to common shareholders - diluted	$5.08
EPS from discontinued operations attributable to common shareholders - diluted	(0.09)
EPS attributable to common shareholders - diluted	$4.99

Weighted average shares - basic	284
Weighted average shares - diluted	286

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Twelve Months Ended
December 31, 2020
Net earnings (loss) attributable to common shareholders	$1,427	$1,435	$136	$(144)

Loss from discontinued operations, net of tax	(25)	—	(25)	—

Net earnings (loss) from continuing operations attributable to common shareholders	$1,452	$1,435	$161	$(144)

Pre-tax earnings (loss) from continuing operations	$1,784	$1,878	$86	$(180)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(181)	(143)	(45)	7
Indexed product related derivatives	111	—	111	—
Debt issuance costs	5	—	—	5
Purchase price amortization	106	73	16	17
Transaction costs	68	—	21	47
Other adjustments	1	1	—	—

Adjusted pre-tax earnings (loss)	$1,894	$1,809	$189	$(104)

Total non-GAAP, pre-tax adjustments	$110	$(69)	$103	$76
Income taxes on non-GAAP adjustments	(29)	18	(29)	(18)
Non-controlling interest on non-GAAP adjustments	(7)	(6)	—	(1)
Total non-GAAP adjustments	$74	$(57)	$74	$57

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$1,526	$1,378	$235	$(87)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$5.34

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

Twelve Months Ended	Consolidated	Title	Corporate and Other
December 31, 2019
Direct title premiums	$2,381	$2,381	$—
Agency title premiums	2,961	2,961	—
Escrow, title related and other fees	2,584	2,389	195
Total title and escrow	7,926	7,731	195

Interest and investment income	225	202	23
Recognized gains and losses, net	318	326	(8)
Total revenue	8,469	8,259	210

Personnel costs	2,696	2,562	134
Agent commissions	2,258	2,258	—
Other operating expenses	1,681	1,509	172
Depreciation and amortization	178	154	24
Claim loss expense	240	240	—
Interest expense	47	—	47
Total expenses	7,100	6,723	377

Pre-tax earnings (loss)	$1,369	$1,536	$(167)

Income tax expense (benefit)	308	363	(55)
Earnings from equity investments	15	13	2
Non-controlling interests	14	15	(1)

Net earnings (loss) attributable to common shareholders	$1,062	$1,171	$(109)

EPS attributable to common shareholders - basic	$3.89
EPS attributable to common shareholders - diluted	$3.83

Weighted average shares - basic	273
Weighted average shares - diluted	277

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Twelve Months Ended
December 31, 2019
Net earnings (loss) attributable to common shareholders	$1,062	$1,171	$(109)

Pre-tax earnings (loss)	$1,369	$1,536	$(167)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(318)	(326)	8
FIA related derivative
Reinsurance related derivative
Purchase price amortization	105	86	19
Transaction costs	58	—	58
Severance costs	$6	$—	$6
Other adjustments	1	1	—

Adjusted pre-tax earnings (loss)	$1,221	$1,297	$(76)

Total non-GAAP, pre-tax adjustments	$(148)	$(239)	$91
Income taxes on non-GAAP adjustments	38	60	(22)
Non-controlling interest on non-GAAP adjustments	(12)	(11)	(1)
Total non-GAAP adjustments	$(122)	$(190)	$68

Adjusted net earnings (loss) attributable to common shareholders	$940	$981	$(41)

Adjusted EPS attributable to common shareholders - diluted	$3.39

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	December 31, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$37,766	$5,760
Goodwill	4,495	2,727
Title plant	404	404
Total assets	50,455	10,677
Notes payable	2,662	838
Reserve for title claim losses	1,623	1,509
Secured trust deposits	711	791
Redeemable non-controlling interests	—	344
Non-redeemable non-controlling interests	41	(17)
Total equity and non-controlling interests	8,392	5,709
Total equity attributable to common shareholders	8,351	5,382

Non-GAAP Measures and Other Information

Title

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Year Ended
(Dollars in millions)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Pre-tax earnings	$896	$468	$1,878	$1,536
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	(290)	(135)	(143)	(326)
Purchase price amortization	18	22	73	86
Other adjustments	—	—	1	1
Total non-GAAP adjustments	(272)	(113)	(69)	(239)
Adjusted pre-tax earnings	$624	$355	$1,809	$1,297
Adjusted pre-tax margin	22.7%	16.3%	19.6%	16.3%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Quarterly Opened Orders ('000's except % data)
Total opened orders*	728	847	693	682	492	592	544	438
Total opened orders per day*	11.6	13.2	10.8	11.0	7.8	9.3	8.5	7.2
Purchase % of opened orders	38%	40%	37%	41%	50%	52%	61%	65%
Refinance % of opened orders	62%	60%	63%	59%	50%	48%	39%	35%
Total closed orders*	617	571	487	377	417	409	359	263
Total closed orders per day*	9.8	8.9	7.6	6.1	6.6	6.4	5.6	4.3
Purchase % of closed orders	38%	42%	35%	46%	49%	55%	65%	66%
Refinance % of closed orders	62%	58%	65%	54%	51%	45%	35%	34%

Commercial (millions, except orders in '000's)
Total commercial revenue	$322	$216	$184	$245	$321	$301	$286	$231
Total commercial opened orders	57.0	58.1	43.9	56.3	55.1	56.0	58.6	49.8
Total commercial closed orders	39.5	30.6	25.7	31.0	39.1	36.4	34.0	30.0

National commercial revenue	$177	$113	$96	$132	$186	$172	$163	$122
National commercial opened orders	21.4	21.7	15.2	21.5	22.6	23.8	25.3	20.6
National commercial closed orders	13.4	9.8	8.8	10.7	16.2	14.1	12.7	10.5

Total Fee Per File
Fee per file	$2,116	$2,063	$1,889	$2,224	$2,384	$2,459	$2,677	$2,567
Residential fee per file	$1,661	$1,803	$1,614	$1,744	$1,792	$1,928	$2,075	$1,964
Total commercial fee per file	$8,200	$7,100	$7,200	$7,900	$8,200	$8,300	$8,400	$7,700
National commercial fee per file	$13,200	$11,500	$10,900	$12,300	$11,500	$12,200	$12,900	$11,600

Total Staffing
Total field operations employees	12,800	12,300	10,900	12,500	12,300	12,200	12,000	11,700

Actual title claims paid ($ millions)	$54	$50	$51	$48	$53	$52	$66	$49
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

The table below reconciles the reported after-tax net loss from continuing operations to adjusted earnings from continuing operations attributable to common shareholders.

	Three months ended	Seven months ended
	December 31, 2020	December 31, 2020
(Dollars in millions)
Net earnings (loss) attributable to common shareholders	$137	$136
Less: Earnings (loss) from discontinued operations, net of tax	(2)	(25)
Net earnings (loss) from continuing operations attributable to common shareholders	$139	$161
Non-GAAP adjustments (1,2):
Recognized (gains) and losses, net	(76)	(45)
Indexed product related derivatives	54	111
Purchase price amortization	7	16
Transaction costs	4	21
Income taxes on non-GAAP adjustments	—	(29)
Adjusted earnings (loss) from continuing operations attributable to common shareholders	$128	$235

Adjusted earnings from continuing operations include $68 million of favorable items in the current quarter and $86 million in the year-to-date period.

The table below provides summary financial highlights.

	Three Months Ended	Seven months ended
(Dollars in millions)	December 31, 2020	December 31, 2020
Average assets under management (AAUM)(1)	$27,864	$27,322
Net investment spread - FIA(1)	3.02%	3.21%
Net investment spread - All products(1)	2.55%	2.74%
Net earnings (loss) from continuing operations attributable to common shareholders	$139	$161
Adjusted earnings from continuing operations attributable to common shareholders(1)	$128	$235

The table below provides a summary of sales, which are not affected by PGAAP and are comparable to prior period data.

	Three Months Ended		Twelve Months Ended
(In millions)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Fixed indexed annuity (FIA) sales(1)	$947	$795	$3,459	$2,820
Total retail annuity sales(1)	$1,309	$921	$4,235	$3,596

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Amounts are net of offsets related to value of business acquired (VOBA), deferred acquisition cost (DAC), deferred sale inducement (DSI) amortization, and unearned revenue (UREV) amortization, as applicable.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by F&G.

Adjusted Earnings

Adjusted Earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted earnings is calculated by adjusting net earnings (loss) from continuing operations to eliminate:
(i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations; the impact of market volatility on the alternative asset portfolio; and the effect of changes in fair value of the reinsurance related embedded derivative;

(ii) Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost, and the fair value accounting impact of assumed reinsurance,

(iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (VODA)) recognized as a result of acquisition activities, and

(iv) Transaction costs: the impacts related to acquisition, integration and merger related items.

Adjustments to Adjusted Earnings are net of the corresponding impact on amortization of intangibles, as appropriate. The income tax impact related to these adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Adjusted Earnings Attributable to Common Shareholders

Adjusted Earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance attributable to our common shareholders each period. Adjusted Earnings attributable to common shareholders is calculated by adjusting net earnings (loss) available to common shareholders to eliminate the same items as described in the Adjusted Earnings paragraph above. While these adjustments are an integral part of the overall performance of the Company, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, Management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Net Investment Spread

Net investment spread is the excess of net investment income, adjusted for market volatility on the alternative asset investment portfolio, earned over the sum of interest credited to policyholders and the cost of hedging our risk on indexed product policies. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the performance of the Company’s invested assets against the level of investment return provided to policyholders, inclusive of hedging costs.

Average Assets Under Management (AAUM)

AAUM is calculated as the sum of:
(i) total invested assets at amortized cost, excluding derivatives;

(ii) related party loans and investments;

(iii) accrued investment income;

(iv) funds withheld at fair value;

(v) the net payable/receivable for the purchase/sale of investments, and

(iv) cash and cash equivalents, excluding derivative collateral, at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Sales (FIA Sales and Total Retail Annuity Sales)

Sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Annuity and IUL sales are recorded as deposit liabilities (i.e. contractholder funds) within the Company's unaudited condensed consolidated financial statements in accordance with GAAP. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.

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